Exhibit 99.1

Aytu BioScience Provides Third Fiscal Quarter 2016 Business Update

Live Conference Call and Webcast TODAY at 4:30 p.m. ET

Englewood, CO – May 11, 2016 – Aytu BioScience, Inc. (OTCQX: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products in the field of urology, provided today an overview of its business and growth strategy, as well as its financial results for the quarter ended March 31, 2016. The Company will host a live conference call and webcast today at 4:30 p.m. ET.

Corporate Highlights:

•	Licensed U.S. rights to Natesto® (testosterone) Nasal Gel; launch planned for July 2016
•	Continued to scale urology-focused commercial infrastructure
•	Established first ex-U.S. study collaboration for ProstaScint®, with Hybridyne Imaging Technologies
•	Secured co-promotion agreement for Primsol® with Allegis Pharmaceuticals
•	Obtained Health Canada clearance for MiOXSYS™ platform for male infertility
•	Finalizing MiOXSYS clinical pathway with FDA to initiate clearance-enabling 510k de novo clinical trial
•	Appointed financial veteran Carl Dockery as first independent Board Director

Financial Highlights:

•	Strong cash position of $8.7 million as of March 31, 2016
•	Raised $6.7 million in net proceeds from a follow on equity offering in May 2016
•	42% sequential revenue growth for March 2016 quarter compared to December 2015 quarter
•	Retired remaining ~$1.05 million convertible debt from balance sheet in May 2016

Josh Disbrow, Chief Executive Officer of Aytu BioScience, Inc., stated, “Within our first year in existence, Aytu has become a fully integrated, commercial-stage specialty pharmaceutical company with a portfolio of FDA-approved urology products that are starting to generate early and encouraging revenue growth. We’ve stayed true to our business model, which favors bringing in commercial or near commercial-ready urology-focused products rather than costly and time-consuming R&D, and having reached a ‘critical mass’, we are poised to launch the company into the next phase of our growth. Over the short term, we are carefully managing our continued commercial expansion to support our newest and potentially largest product, Natesto, while ProstaScint and Primsol remain important value drivers as they grow into expected substantial, sustainable lines of business. In parallel, MiOXSYS continues to generate initial sales outside the U.S. and we now have a pathway forward with the FDA for potential clearance, representing additional upside to our current commercial portfolio. With our recent financing, we are well capitalized to drive value creation over the coming quarters, primarily by anticipated revenue growth along our multiple lines of business.”

Acquiring U.S. commercial rights to Natesto (testosterone) Nasal Gel from Acerus Pharmaceuticals positions Aytu to make a substantial impact within the $2 billion testosterone replacement therapy market for men with hypogonadism (low testosterone, or “Low T”). Natesto’s unique product profile confers significant competitive advantages, both in terms of increased convenience for users and the fact that Natesto is the only topical testosterone product on the market without a black box safety warning for the risk of testosterone transference. Aytu is currently scaling its urology-centric sales force in preparation for a planned July 2016 product launch, and we will dedicate substantial commercial resources to assertively convert prescriptions from current topical testosterone products and gain prescriptions from newly diagnosed Low T patients.

In March, Aytu established a study collaboration for its prostate-specific diagnostic imaging agent ProstaScint for use with Hybridyne Imaging Technologies’ high-resolution ProxiScan™ gamma camera, which is small enough for trans-rectal prostate cancer diagnosis after the patient is injected with ProstaScint. A clinical study is preparing to commence in Canada, where ProstaScint is also approved, and the Company expects to provide an update once the study is underway. In addition, Aytu owns the global rights to ProstaScint and is in discussions with additional potential partners outside the U.S.

In terms of commercialization, Aytu continues to re-engage historical ProstaScint users, leveraging newer, published data related to ProstaScint’s clinical performance, as well as work to expand the use of ProstaScint to include high-risk, newly diagnosed patients. All of these factors contributed to the revenue growth compared to the quarter ended December 31, 2015. Aytu continues to anticipate booking more than $1.5 million in revenue for this product in fiscal 2016.

During the quarter, Aytu began marketing Primsol, the only FDA-approved liquid oral formulation of trimethoprim, a gold standard antibiotic for treating uncomplicated urinary tract infections, or UTIs, to urologists in the U.S. Initial revenue has started to grow and Aytu remains enthusiastic about the growth potential for this product given its differentiated product profile and well characterized efficacy as a guideline-supported therapy for UTI.

To further augment the revenue opportunity for Primsol, in late March, the Company secured a co-promotion agreement with Allegis Pharmaceuticals, a U.S.-based specialty pharmaceutical company focused on pediatrics, to serve as Aytu’s exclusive partner for marketing Primsol to pediatricians across the U.S. as a treatment for acute otitis media, or middle ear infection, for which Primsol is an approved antibiotic therapy. This agreement enables Aytu to additionally monetize Primsol in the form of a consistent and favorable royalty revenue stream through the life of this long-term agreement, while allowing the Company to maintain its core urology focus.

In late March 2016, Aytu received approval from Health Canada for MiOXSYS, the company’s in vitro diagnostic device for male infertility, which in addition to receiving CE Marking in Europe earlier this calendar year, represents the second major market approval for this product. Aytu continues to recognize initial sales of MiOXSYS, mostly stemming from Europe and the Middle East, where the Company has partnered with influential thought leaders in academia, urology and andrology to conduct studies showcasing the clinical utility of MiOXSYS. Aytu expects to establish a distribution network to begin growing sales in territories where MiOXSYS is approved, as clinicians integrate MiOXSYS into their routine assessments of male infertility status. The Company also expects to initiate the FDA process for MiOXSYS and is currently finalizing a clinical study protocol in conjunction with the FDA to begin formalized studies under the FDA 510k de novo process.

Aytu recently completed an underwritten follow on equity offering of its common stock and warrants for total gross proceeds of $7.5 million, net of expense $6.7 million. In addition to working capital, the proceeds allow Aytu to grow its current sales force to support a successful launch of Natesto, as well as further expand the Company’s commercial infrastructure in real time as sales for ProstaScint and Primsol continue to ramp. Aytu also expects proceeds to fund the remaining clinical development costs for MiOXSYS and enable anticipated FDA clearance for this product, further expanding our commercial portfolio.

The Company reported revenue of $669,000 in the third fiscal quarter 2016 (ended March 31, 2016), compared to $469,000 in the second fiscal quarter 2016 (ended December 31, 2015), representing a 42% sequential increase. The Company ended its third fiscal quarter 2016 with $8.7 million in cash and cash equivalents, which does not include the additional $6.7 million in net proceeds from the recently completed equity financing. This strong cash position should enable the Company to continue scaling its sales infrastructure strategically and in direct proportion with growing sales through fiscal 2017. In addition, proceeds from the recent financing are expected to cover the remaining development costs for MiOXSYS along a potential FDA clearance pathway. Aytu also retired the remaining $1.05 million in debt principal from its September 2015 convertible debt offering, further strengthening its balance sheet.

Mr. Disbrow concluded, “Over the past 12 months, Aytu has continued to execute successfully on our commercial strategy. We’ve shown consistent focus in bringing in high quality, complementary assets to build our commercial pipeline, as well as secure partnerships and collaborations to add further value to our products. Having laid this critical groundwork, we believe that we’re now entering the next phase of our strategic growth plan.”

Conference Call Information:

Interested participants and investors may access the conference call by dialing either:

•	1-855-656-0926 (U.S.)
•	1-412-542-4198 (international)

The webcast will be accessible live and archived on Aytu’s website, www.aytubio.com, for 90 days.

A replay of the call will be available for seven days. Access the replay by calling 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and using the replay access code 10085910.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products in the field of urology. The company currently markets two products: ProstaScint® (capromab pendetide), the only FDA-approved imaging agent specific to prostate cancer, and Primsol® (trimethoprim hydrochloride), the only FDA-approved trimethoprim-only oral solution for urinary tract infections. Aytu recently acquired exclusive U.S. rights to Natesto®, the first and only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”), which the company plans to launch in July 2016. Additionally, Aytu is developing MiOXSYS™, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside the U.S. where it is a CE Marked, Health Canada cleared product, and Aytu is conducting U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu’s strategy is to continue building its portfolio of revenue-generating urology products, leveraging its focused commercial team and expertise to build leading brands within well-established markets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, our anticipated future cash position and future events under our current and potential future collaborations. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

AYTU BIOSCIENCE, INC.

Balance Sheets

(unaudited)

	March 31, 2016	June 30, 2015
Assets
Current assets
Cash and cash equivalents	$8,665,835	$7,353,061
Accounts receivable, net	84,274	157,058
Inventory	621,352	39,442
Prepaid expenses and other	943,126	370,888
Prepaid research and development - related party	121,983	121,983
Total current assets	10,436,570	8,042,432

Fixed assets, net	196,885	29,706
Developed technology, net	1,201,153	780,125
Customer contracts, net	1,405,125	711,000
Trade names, net	202,306	79,000
Goodwill	221,000	74,000
In-process research and development	7,500,000	7,500,000
Patents, net	575,686	628,776
Long-term portion of prepaid research & development - related party	243,967	335,454
Deposits	2,888	4,886
	11,549,010	10,142,947

Total assets	$21,985,580	$18,185,379

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,177,049	$1,195,368
Primsol payable	1,154,616	-
Accrued compensation	787,954	196,503
Deferred revenue	85,714	85,714
Total current liabilities	3,205,333	1,477,585

Convertible promissory notes, net of amortization discount of $1,040,203	9,797	-
Contingent consideration	698,826	664,000
Long-term deferred revenue	361,607	425,893
Interest payable	66,131	-
Deferred rent	12,009	1,449
Warrant derivative liability	66,204	-
Total liabilities	4,419,907	2,568,927

Commitments and contingencies

Stockholders’ equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; none issued	-	-
Common Stock, par value $.0001; 300,000,000 shares authorized; shares issued and outstanding 22,446,481 and 14,259,681, respectively, as of March 31, 2016 and June 30, 2015	2,245	1,426
Additional paid-in capital	48,827,395	38,996,367
Ampio stock subscription	-	(5,000,000)
Accumulated deficit	(31,263,967)	(18,381,341)
Total stockholders’ equity	17,565,673	15,616,452

Total liabilities and stockholders’ equity	$21,985,580	$18,185,379

AYTU BIOSCIENCE, INC.

Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Product and service revenue	$647,112	$2,400	$1,560,854	$15,460
License revenue	21,429	21,429	64,286	64,286
Total revenue	668,541	23,829	1,625,140	79,746

Operating expenses
Cost of sales	340,796	-	622,222	-
Research and development	1,143,676	694,180	3,308,009	2,418,125
Research and development - related party	47,998	47,998	143,994	155,994
Sales, general and administrative	2,244,747	1,070,091	5,670,718	2,933,506
Amortization of finite-lived intangible assets	118,697	17,697	284,633	53,091
Total operating expenses	3,895,914	1,829,966	10,029,576	5,560,716

Loss from operations	(3,227,373)	(1,806,137)	(8,404,436)	(5,480,970)

Other (expense) income
Interest (expense)	(4,074,668)	(36,052)	(4,428,136)	(110,900)
Derivative income (expense)	27,983	-	(50,054)	-
Total other (expense)	(4,046,685)	(36,052)	(4,478,190)	(110,900)

Net loss, before income tax	(7,274,058)	(1,842,189)	(12,882,626)	(5,591,870)
Deferred income tax benefit	-	-	-	23,910
Net loss	$(7,274,058)	$(1,842,189)	$(12,882,626)	$(5,567,960)

Weighted average number of Aytu common shares outstanding	18,828,934	7,901,426	15,771,692	7,901,426

Basic and diluted Aytu net loss per common share	$(0.39)	$(0.23)	$(0.82)	$(0.70)

AYTU BIOSCIENCE, INC.

Statements of Cash Flows

(unaudited)

	Nine Months Ended March 31,
	2016	2015

Cash flows from operating activities
Net loss	$(12,882,626)	$(5,567,960)
Stock-based compensation expense	547,109	749,810
Depreciation, amortization and accretion	433,471	73,746
Amortization of debt issuance costs	178,338	-
Amortization of beneficial conversion feature	3,942,613	-
Derivative expense	50,054	-
Amortization of prepaid research and development - related party	91,487	91,488
Deferred taxes	-	(23,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (Increase) in accounts receivable	72,784	(1,036)
(Increase) in inventory	(581,910)	(11,233)
(Increase) decrease in prepaid expenses and other	(572,238)	496,322
(Increase) in prepaid research and development - related party	-	(150,000)
(Decrease) in accounts payable and accrued liabilities	(18,319)	(103,158)
(Decrease) in related party payable	-	(392,509)
Increase in accrued compensation	591,451	98,949
Increase (decrease) in interest payable	208,941	(42,673)
Increase in deferred rent	10,560	-
(Decrease) in deferred revenue	(64,286)	(64,286)
Net cash used in operating activities	(7,992,571)	(4,846,450)

Cash flows used in investing activities
Deposits	1,998	(1,998)
Purchases of fixed assets	(203,577)	-
Purchase of Primsol business	(540,000)	-
Net cash used in investing activities	(741,579)	(1,998)

Cash flows from financing activities
Proceeds from convertible note from Ampio converted to stock	-	3,700,000
Proceeds from convertible promissory notes, net	5,175,000	-
Debt issuance costs	(298,322)	-
Ampio stock subscription payment	5,000,000	-
Sale of stock subscription	200,000	-
Costs related to the conversion of the convertible promissory notes to equity	(29,754)	-
Net cash provided by financing activities	10,046,924	3,700,000

Net change in cash and cash equivalents	1,312,774	(1,148,448)
Cash and cash equivalents at beginning of period	7,353,061	2,639,650
Cash and cash equivalents at end of period	$8,665,835	$1,491,202

Non-cash transactions:
Warrant derivative liability related to the issuance of the convertible promissory notes	$102,931	$-
Primsol business purchase included in Primsol payable, $1,250,000 less future accretion of $173,000	$1,077,000	$-
Conversion of convertible promissory notes and interest of $143,000 to common stock	$4,268,000	$-
Reclassification of liability based warrants to equity presentation related to the convertible promissory notes	$87,000	$-
Beneficial conversion feature of $4,943,073 less $3,942,613 of accretion related to unconverted convertible promissory notes	$1,001,000	$-
Debt issuance costs related to notes that converted to equity	$(183,000)	$-